Exhibit 99.1

Kellanova
Financial News Release

Analyst Contact:
John Renwick, CFA (269) 961-9050

Media Contact:
Kris Bahner, (269) 961-3799

Kellanova Reports Second Quarter Results

Chicago, Ill. – July 31, 2025 – Kellanova (NYSE: K) today announced results for its second quarter of 2025.

Pending Transaction:
As announced on August 14, 2024, Mars, Incorporated, a family-owned, global leader in pet care, snacking, and food, and Kellanova, a leading company in global snacking, international cereal and noodles, North American plant-based foods, and frozen breakfast foods, had entered into a definitive agreement under which Mars has agreed to acquire Kellanova for $83.50 per share in cash. Shareowners approved this proposed transaction on November 1, 2024. The transaction is subject to customary closing conditions, including regulatory approvals, and is expected to close towards the end of 2025.

Highlights of the Quarter:

•While net sales were impacted by widespread category softness, the Company sustained growth on an organic basis, led again by emerging markets.

•Though impacted by a negative swing in mark-to-market impacts and higher costs, operating profit and earnings per share declined by less than expected on an adjusted-basis.

•Due to the pending merger with Mars, Incorporated, Kellanova will not be providing forward-looking guidance.

“It is a testament to the strength of our people, portfolio, and plans that we continue to manage effectively through challenging business conditions," commented Steve Cahillane, Kellanova’s Chairman, President, and Chief Executive Officer. "While demand softness in most of our categories did not improve as much as we had hoped, we delivered earnings above our expectations in Q2, thanks to our innovation, commercial and operational execution, and emerging markets growth, notably noodles in Africa. We plan to continue to lean into focused execution in the second half, even as we continue to work toward closing the Mars transaction and embarking on an exciting next chapter."

Financial Summary:	Quarter ended			Year-to-date period ended
(millions, except per share data)	June 28, 2025	June 29, 2024	% Change	June 28, 2025	June 29, 2024	% Change
Reported Net Sales	$3,203	$3,192	0.3%	$6,286	$6,392	(1.7)%
Organic Net Sales *	$3,202	$3,192	0.3%	$6,423	$6,392	0.5%

Reported Operating Profit	$438	$493	(11.2)%	$868	$886	(2.1)%
Adjusted Operating Profit *	$477	$502	(5.0)%	$918	$1,009	(9.1)%
Currency-Neutral Adjusted Operating Profit *	$473	$502	(5.7)%	$928	$1,009	(8.1)%

Reported Diluted Earnings Per Share	$0.85	$1.00	(15.0)%	$1.72	$1.78	(3.4)%
Adjusted Diluted Earnings Per Share *	$0.94	$1.01	(6.9)%	$1.85	$2.02	(8.4)%
Currency-Neutral Adjusted Diluted Earnings Per Share *	$0.93	$1.01	(7.9)%	$1.86	$2.02	(7.9)%
* Non-GAAP financial measure. See "Non-GAAP Financial Measures" section and "Reconciliation of Non-GAAP Amounts" tables within this release for important information regarding these measures.
Second Quarter Consolidated Results
Second quarter 2025 GAAP (or "reported") net sales increased slightly year on year, as volume growth for noodles in Africa was offset by category softness elsewhere and a related shift in business mix. Growth was the same on an organic basis, as foreign currency translation was neutral in the quarter.

Through the first half of the year, reported net sales decreased by 2% as negative currency translation was only partially offset by volume growth in noodles in Africa. On an organic basis, which excludes the impact of foreign currency translation, the Company's net sales increased slightly.

Reported operating profit in the second quarter decreased by 11% year on year, due to a negative swing in mark-to-market impacts and the profit impact of lower net sales outside Africa. On an adjusted basis, which excludes mark-to-market impacts and one-time charges, operating profit decreased by 5%, and excluding foreign currency translation, operating profit decreased by 6%.

Through the first half of the year, reported operating profit decreased by 2% year on year, due to a negative swing in mark-to-market impacts, negative foreign currency translation, and the profit impact of lower net sales outside Africa. On an adjusted basis, which excludes mark-to-market impacts and one-time charges, operating profit decreased by 9%, and excluding foreign currency translation it decreased by 8%.

Reported earnings per share in the second quarter decreased by 15% year on year, reflecting the negative swing in mark-to-market impacts, the profit impact of lower net sales outside Africa, and a decline in other income. On an adjusted basis, which excludes mark-to-market impacts and one-time charges, earnings per share decreased by 7%, and excluding foreign currency translation, adjusted earnings per share decreased by 8%.

Through the first half of the year, reported earnings per share decreased by 3% year on year, due to the negative swing in mark-to-market impacts, negative foreign currency translation, the profit impact of lower net sales outside Africa, and a decline in other income. On an adjusted basis, which excludes mark-to-market impacts and one-time charges, earnings per share decreased by 8%, and the same excluding foreign currency translation.

Year-to-date net cash provided by operating activities was $285 million, representing a decrease from the year-earlier period, primarily due to the negative swing from last year's favorable $175 million post-retirement distribution to this year's $(145) million pension contribution. Capital expenditure of $324 million was higher than prior year due to timing differences. Free cash flow, defined as net cash provided by operating activities less capital expenditure, was therefore $(39) million year-to-date, a decrease from the year-earlier period but in line with internal forecasts.

Second Quarter Business Performance

Please refer to the segment tables in the back of this document.
Kellanova in the second quarter sustained growth in organic net sales, as strong volume and pricing growth in our noodles businesses in Africa more than offset the impact of lingering softness in snacks, cereal, and frozen foods categories elsewhere. Profit margins were pressured in the quarter by higher costs and adverse business mix, but productivity and expense discipline enabled the Company to over-deliver against its internal expectations for adjusted-basis operating profit and earnings per share.

North America’s reported and organic net sales decreased by 4% during the second quarter, as volume declined amidst prolonged softness in snacking and frozen categories. North America's reported operating profit in the quarter decreased by 1% year on year, reflecting primarily the profit impact of lower net sales, partially offset by decreased up-front charges for network optimization and other restructurings. On an adjusted and currency-neutral adjusted basis, operating profit decreased by 6%.

Through the first half of the year, North America's reported net sales decreased by 4%, as category demand remained sluggish. On an organic basis, net sales decreased by 4%. North America's reported operating profit in the first half of the year decreased by 5% year on year, due to the profit impact of lower net sales, partially offset by a year-over-year decrease in up-front charges for network optimization and other restructurings. On an adjusted basis and currency-neutral adjusted basis, operating profit decreased 12%.

Europe's reported net sales increased 2% year on year in the second quarter, as positive foreign currency translation and improved price/mix more than offset a decline in volume related to prolonged demand softness in snacks and cereal categories, as well as disruption of orders from specific large customers. On an organic basis, net sales decreased by 5%. Europe’s reported operating profit decreased by 17% year on year in the quarter, reflecting up-front charges for network optimization, and the profit impacts of lower net sales and higher costs. On an adjusted basis, operating profit decreased by 9%, and excluding foreign currency translation it decreased by 16%.

Through the first half of the year, Europe's reported net sales decreased by 1%, as a decrease in volume amidst widespread category softness more than offset positive foreign currency translation and improved price/mix. On an organic basis, net sales decreased by 4%. Europe’s reported operating profit in the first half of the year increased by 32% year on year, on lower up-front charges for network optimization. On an adjusted basis, operating profit decreased by 5%, and excluding foreign currency translation it decreased by 8%.

Latin America's reported net sales in the second quarter decreased by 7% year on year, due to negative foreign currency translation and a volume decline related to softened categories, notably cereal in Mexico, partially offset by increased price/mix. On an organic basis, net sales decreased by 1%. Reported operating profit in the quarter decreased by 21% year on year, on significantly negative currency translation, a negative swing in mark-to-market impacts, and the profit impact of lower net sales. Adjusted operating profit decreased by 11% and currency-neutral adjusted operating profit decreased by 4%.

Through the first half of the year, Latin America's reported net sales decreased by 11% year on year, reflecting negative foreign currency translation and lower volume related primarily to soft cereal category demand. On an organic basis, net sales decreased by 1%. Latin America’s reported operating profit for the first half of the year decreased by 25% year on year, due to a negative swing in mark-to-market impacts and significantly negative foreign currency translation, as well as the profit impact of lower net sales. On an adjusted basis, operating profit decreased by 11%, and excluding foreign currency translation, it increased slightly.

Asia Pacific, Middle East and Africa's ("AMEA's") reported net sales increased by 15% year on year in the second quarter, led by volume growth and last year's currency-influenced price increases in our Africa noodles businesses, along with broad-based cereal net sales growth across the Region. On an organic basis, which excludes the impact of foreign currency translation, net sales increased by 19%. AMEA's reported operating profit in the quarter increased by 5% year on year, as the profit impact of higher net sales was only partially offset by negative foreign currency translation. On an adjusted basis, operating profit increased by 5%, and excluding foreign currency translation it increased by 8%.

Through the first half of the year, AMEA's reported net sales increased by 9% year on year, as strong volume and last year's currency-influenced price increases in our Africa noodles businesses more than offset negative foreign currency translation and general demand softness in snacking and cereal categories in the Region. On an organic basis, net sales increased by 18%. AMEA's reported operating profit increased by 1% through the first half of the year, as the impact of increased net sales more than offset negative foreign currency translation. On an adjusted basis, operating profit increased 2%, and excluding foreign currency translation it increased 9%.

About Kellanova
With approximately $13 billion in net sales in 2024, Kellanova (NYSE: K) is a leader in global snacking, international cereal and noodles, and North America frozen foods with a legacy stretching back more than 100 years. Powered by differentiated brands including Pringles®, Cheez-It®, Pop-Tarts®, Kellogg's Rice Krispies Treats®, RXBAR®, Eggo®, MorningStar Farms®, Special K®, Coco Pops®, and more, Kellanova’s vision is to become the world’s best-performing snacks-led powerhouse, unleashing the full potential of our differentiated brands and our passionate people.

At Kellanova, our purpose is to create better days and ensure everyone has a seat at the table through our trusted food brands. We are committed to promoting sustainable and equitable food access by tackling the crossroads of hunger, sustainability, wellbeing, and equity, diversity & inclusion. Our goal is to create Better Days for 4 billion people by the end of 2030 (from a 2015 baseline). For more detailed information about our commitments, our approach to achieving these goals, and methodology, please visit our website at https://www.kellanova.com.

Non-GAAP Financial Measures

This filing includes non-GAAP financial measures that we provide to management and investors that exclude certain items that we do not consider part of on-going operations. Items excluded from our non-GAAP financial measures are discussed in the "Significant items impacting comparability" section of this filing. Our management team consistently utilizes a combination of GAAP and non-GAAP financial measures to evaluate business results, to make decisions regarding the future direction of our business, and for resource allocation decisions, including incentive compensation. As a result, we believe the presentation of both GAAP and non-GAAP financial measures provides investors with increased transparency into financial measures used by our management team and improves investors’ understanding of our underlying operating performance and in their analysis of ongoing operating trends. All historic non-GAAP financial measures have been reconciled with the most directly comparable GAAP financial measures.

Non-GAAP financial measures used include currency-neutral and organic net sales, adjusted and currency-neutral adjusted operating profit, adjusted and currency-neutral adjusted diluted EPS, currency-neutral adjusted gross profit, currency-neutral adjusted gross margin, adjusted other income (expense), adjusted effective income tax rate, net debt and free cash flow. We determine currency-neutral results by dividing or multiplying, as appropriate, the current-period local currency operating results by the currency exchange rates used to translate our financial statements in the comparable prior-year period to determine what the current period U.S. dollar operating results would have been if the currency exchange rate had not changed from the comparable prior-year period. These non-GAAP financial measures may not be comparable to similar measures used by other companies.

•Currency-neutral net sales and organic net sales: We adjust the GAAP financial measure to exclude the impact of foreign currency, resulting in currency-neutral net sales. In addition, we exclude the impact of acquisitions, divestitures, and foreign currency, resulting in organic net sales. We excluded the items which we believe may obscure trends in our underlying net sales performance. By providing these non-GAAP net sales measures, management intends to provide investors with a meaningful, consistent comparison of net sales performance for the Company and each of our reportable segments for the periods presented. Management uses these non-GAAP measures to evaluate the effectiveness of initiatives behind net sales growth, pricing realization, and the impact of mix on our business results. These non-GAAP measures are also used to make decisions regarding the future direction of our business, and for resource allocation decisions.
•Adjusted: gross profit, gross margin, operating profit, operating margin, and diluted EPS: We adjust the GAAP financial measures to exclude the effect of restructuring programs, costs of the separation transaction, mark-to-market adjustments for pension plans (service cost, interest cost, expected return on plan assets, and other net periodic pension costs are not excluded), commodity contracts, certain equity investments and certain foreign currency contracts, a gain on interest rate swaps, and other costs impacting comparability resulting in adjusted. We excluded the items which we believe may obscure trends in our underlying profitability. By providing these non-GAAP profitability measures, management intends to provide investors with a meaningful, consistent comparison of the Company's profitability measures for the periods presented. Management uses these non-GAAP financial measures to evaluate the effectiveness of initiatives intended to improve profitability, as well as to evaluate the impacts of inflationary pressures and decisions to invest in new initiatives within each of our segments.
•Currency-neutral adjusted: gross profit, gross margin, operating profit, operating margin, and diluted EPS: We adjust the GAAP financial measures to exclude the effect of restructuring programs, costs of the separation transaction, mark-to-market adjustments for pension plans (service cost, interest cost, expected return on plan assets, and other net periodic pension costs are not excluded), commodity contracts, certain equity investments and certain foreign currency contracts, other costs impacting comparability, and foreign currency, resulting in currency-neutral adjusted. We excluded the items which we believe may obscure trends in our underlying profitability. By providing these non-GAAP profitability measures, management intends to provide investors with a meaningful, consistent comparison of the Company's profitability measures for the periods presented. Management uses these non-GAAP financial measures to evaluate the effectiveness of initiatives intended to improve profitability, as well as to evaluate the impacts of inflationary pressures and decisions to invest in new initiatives within each of our segments.
•Adjusted other income (expense): We adjust the GAAP financial measure to exclude the effect of restructuring programs, mark-to-market adjustments for pension plans (service cost, interest cost, expected return on plan assets, and other net periodic pension costs are not excluded) and certain equity investments, losses resulting from divestitures, and other costs impacting comparability. We excluded the items which we believe may obscure trends in our underlying profitability. By providing this non-GAAP measure, management intends to provide investors with a meaningful, consistent comparison of the Company's other income (expense), excluding the impact of the items noted above, for the periods presented. Management uses these non-GAAP financial measures to evaluate the effectiveness of initiatives intended to improve profitability.
•Adjusted effective income tax rate: We adjust the GAAP financial measures to exclude the effect of restructuring programs, costs of the separation transaction, mark-to-market adjustments for pension plans (service cost, interest cost, expected return on plan assets, and other net periodic pension costs are not excluded), commodity contracts, certain equity investments, and certain foreign currency contracts, and other costs impacting comparability. We excluded the items which we believe may obscure trends in our pre-tax income and the related tax effect of those items on our adjusted effective income tax rate, and other impacts to tax expense. By providing this non-GAAP measure, management intends to provide investors with a meaningful, consistent comparison of the Company's effective tax rate, excluding the pre-tax income and tax effect of the items noted above, for the periods presented. Management uses this non-GAAP measure to monitor the effectiveness of initiatives in place to optimize our global tax rate.

•Net debt: Defined as the sum of long-term debt, current maturities of long-term debt and notes payable, less cash and cash equivalents. With respect to net debt, cash and cash equivalents are subtracted from the GAAP measure, total debt liabilities, because they could be used to reduce the Company’s debt obligations. Company management and investors use this non-GAAP measure to evaluate changes to the Company's capital structure and credit quality assessment.
•Free Cash flow: Defined as net cash provided by operating activities reduced by expenditures for property additions. Free cash flow does not represent the residual cash flow available for discretionary expenditures. We use this non-GAAP financial measure of free cash flow to focus management and investors on the amount of cash available for debt repayment, dividend distributions, acquisition opportunities, and share repurchases once all of the Company’s business needs and obligations are met. Additionally, certain performance-based compensation includes a component of this non-GAAP measure.
These measures have not been calculated in accordance with GAAP and should not be viewed as a substitute for GAAP reporting measure

Forward-Looking Statements Disclosure
This news release contains, or incorporates by reference, “forward-looking statements” with projections concerning and expectations, among other things, the proposed acquisition (the “Merger”) of Kellanova (the“Company”) by Mars, Incorporated, regulatory approvals, and any other statements regarding the Company’s future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical facts. Forward-looking statements include predictions of future results or activities and may contain the words “expects,” “believes,” “should,” “will,” “anticipates,” “projects,” “estimates,” “implies,” “can,” or words or phrases of similar meaning and may involve risks and uncertainties that could cause the Company’s actual results or activities to differ materially from these predictions. These risks and uncertainties include, but are not limited to: the timing to consummate the Merger and the risk that the Merger may not be completed at all or the occurrence of any event, change, or other circumstances that could give rise to the termination of the merger agreement, including circumstances requiring a party to pay the other party a termination fee pursuant to the merger agreement; the risk that the conditions to closing of the Merger may not be satisfied or waived; the risk that a governmental or regulatory approval that may be required for the Merger is not obtained or is obtained subject to conditions that are not anticipated; potential litigation relating to, or other unexpected costs resulting from, the Merger; legislative, regulatory, and economic developments; risks that the Merger disrupts the Company’s current plans and operations; the risk that certain restrictions during the pendency of the Merger may impact the Company’s ability to pursue certain business opportunities or strategic transactions; the diversion of management’s time on transaction-related issues; continued availability of capital and financing and rating agency actions; the risk that any announcements relating to the Merger could have adverse effects on the market price of the Company’s common stock, credit ratings or operating results; and the risk that the Merger and its announcement could have an adverse effect on the ability to retain and hire key personnel, to retain customers and to maintain relationships with business partners, suppliers and customers. The Company can give no assurance that the conditions to the Merger will be satisfied.

Forward-looking statements speak only as of the date they were made, and the Company undertakes no obligation to update them publicly.

Additional information concerning these and other factors can be found in the Company's filings with the Securities and Exchange Commission, including the most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K.

[Kellanova Financial News]

Kellanova and Subsidiaries
CONSOLIDATED STATEMENT OF INCOME
(millions, except per share data)

	Quarter ended		Year-to-date period ended
(Results are unaudited)	June 28, 2025	June 29, 2024	June 28, 2025	June 29, 2024
Net sales	$3,203	$3,192	$6,286	$6,392
Cost of goods sold	2,113	2,031	4,137	4,200
Selling, general and administrative expense	652	668	1,281	1,306
Operating profit	438	493	868	886
Interest expense	63	83	126	166
Other income (expense), net	9	33	20	76
Income before income taxes	384	443	762	796
Income taxes	83	97	156	179
Earnings (loss) from unconsolidated entities	2	1	5	1
Net income (loss)	303	347	611	618
Net income (loss) attributable to noncontrolling interests	4	3	8	7
Net income (loss) attributable to Kellanova	$299	$344	$603	$611
Per share amounts:
Basic earnings	$0.86	$1.01	$1.74	$1.79
Diluted earnings	$0.85	$1.00	$1.72	$1.78
Average shares outstanding:
Basic	347	342	347	342
Diluted	350	345	350	344
Actual shares outstanding at period end	348	342	348	342

Kellanova and Subsidiaries
CONSOLIDATED STATEMENT OF CASH FLOWS
(millions)

	Year-to-date period ended
(unaudited)	June 28, 2025	June 29, 2024
Operating activities
Net income	$611	$618
Adjustments to reconcile net income to operating cash flows:
Depreciation and amortization	183	181
Impairment of property	—	60
Postretirement benefit plan expense (benefit)	(12)	(26)
Deferred income taxes	87	30
Stock compensation	36	41
Other	(17)	18
Postretirement benefit plan distributions	—	175
Postretirement benefit plan contributions	(145)	(32)
Changes in operating assets and liabilities, net of acquisitions and divestitures:
Trade receivables	(74)	(177)
Inventories	(42)	5
Accounts payable	(80)	63
All other current assets and liabilities	(262)	(216)
Net cash provided by (used in) operating activities	285	740
Investing activities
Additions to properties	(324)	(297)
Purchases of marketable securities	(74)	(177)
Sales of marketable securities	98	13
Settlement of net investment hedges	(34)	(7)
Other	12	14
Net cash provided by (used in) investing activities	(322)	(454)
Financing activities
Net issuances (reductions) of notes payable	673	85
Issuances of long-term debt	—	619
Reductions of long-term debt	(632)	(652)
Net issuances of common stock	88	45
Cash dividends	(395)	(383)
Other	(15)	(4)
Net cash provided by (used in) financing activities	(281)	(290)
Effect of exchange rate changes on cash and cash equivalents	(22)	2
Increase (decrease) in cash and cash equivalents	(340)	(2)
Cash and cash equivalents at beginning of period	694	274
Cash and cash equivalents at end of period	$354	$272

Kellanova Defined Free Cash Flow:
Net cash provided by (used in) operating activities	$285	$740
Additions to properties	(324)	(297)
Free cash flow (operating cash flow less property additions) (a)	$(39)	$443

(a) Free cash flow is defined as net cash provided by operating activities less capital expenditures. We use this non-GAAP financial measure to focus management and investors on the amount of cash available for debt repayment, dividend distributions, acquisition opportunities and share repurchase.

Kellanova and Subsidiaries
CONSOLIDATED BALANCE SHEET
(millions, except per share data)

	June 28, 2025	December 28, 2024
	(unaudited)
Current assets
Cash and cash equivalents	$354	$694
Accounts receivable, net	1,698	1,522
Inventories	1,256	1,165
Other current assets	365	373
Total current assets	3,673	3,754
Property, net	3,498	3,234
Operating lease right-of-use assets	607	601
Goodwill	5,060	5,003
Other intangibles, net	1,814	1,760
Investments in unconsolidated entities	108	99
Other assets	1,111	1,177
Total assets	$15,871	$15,628
Current liabilities
Current maturities of long-term debt	$758	$632
Notes payable	780	113
Accounts payable	2,205	2,236
Current operating lease liabilities	147	134
Accrued advertising and promotion	583	611
Accrued salaries and wages	175	259
Other current liabilities	736	675
Total current liabilities	5,384	4,660
Long-term debt	4,341	4,998
Operating lease liabilities	458	465
Deferred income taxes	537	541
Pension liability	448	599
Other liabilities	493	483
Commitments and contingencies
Equity
Common stock, $.25 par value	105	105
Capital in excess of par value	1,016	1,121
Retained earnings	9,590	9,358
Treasury stock, at cost	(4,384)	(4,533)
Accumulated other comprehensive income (loss)	(2,218)	(2,276)
Total Kellanova equity	4,109	3,775
Noncontrolling interests	101	107
Total equity	4,210	3,882
Total liabilities and equity	$15,871	$15,628

Kellanova and Subsidiaries
Exhibit 1
Adjustments to Reconcile Reported Results to Currency-Neutral Adjusted Results
(millions, except per share data)

	Quarter ended June 28, 2025
(Results are unaudited)	Cost of goods sold	Selling, general and administrative expense	Operating profit	Interest expense	Other income (expense)	Income taxes	Earnings (loss) from unconsolidated entities and noncontrolling interests	Total adjustments	Per share amount: Diluted
Mark-to-market (pre-tax)	$16	$5	$(21)	$—	$(1)	$—	$—	$(21)	$(0.06)
Separation costs (pre-tax)	1	3	(3)	—	—	—	—	(3)	(0.01)
Network optimization (pre-tax)	8	—	(8)	—	—	—	—	(8)	(0.02)
Proposed merger costs (pre-tax)	—	7	(7)	—	—	—	—	(7)	(0.02)
Income tax impact applicable to adjustments, net*	—	—	—	—	—	(7)	—	7	0.02
Foreign currency impact	(4)	1	3	—	1	(1)	—	5	0.01
Adjustments to adjusted basis	$21	$16	$(36)	$—	$—	$(8)	$—	$(27)	$(0.08)

	Quarter ended June 29, 2024
(Results are unaudited)	Cost of goods sold	Selling, general and administrative expense	Operating profit	Interest expense	Other income (expense)	Income taxes	Earnings (loss) from unconsolidated entities and noncontrolling interests	Total adjustments	Per share amount: Diluted
Mark-to-market (pre-tax)	$(7)	$(3)	$10	$—	$—	$—	$—	$10	$0.03
Separation costs (pre-tax)	1	5	(6)	—	—	—	—	(6)	(0.02)
Network optimization (pre-tax)	9	—	(9)	—	—	—	—	(9)	(0.03)
Business and portfolio realignment (pre-tax)	—	4	(4)	—	—	—	—	(4)	—
Income tax impact applicable to adjustments, net*	—	—	—	—	—	(4)	—	4	0.01
Adjustments to adjusted basis	$2	$6	$(9)	$—	$—	$(4)	$—	$(5)	$(0.01)
Note: Tables may not foot due to rounding.
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.
*Represents the estimated income tax effect on the reconciling items, using weighted-average statutory tax rates, depending upon the applicable jurisdiction.

Kellanova and Subsidiaries
Exhibit 2
Adjustments to Reconcile Reported Results to Currency-Neutral Adjusted Results
(millions, except per share data)

	Year-to-date period ended June 28, 2025
(Results are unaudited)	Cost of goods sold	Selling, general and administrative expense	Operating profit	Interest expense	Other income (expense)	Income taxes	Earnings (loss) from unconsolidated entities and noncontrolling interests	Total adjustments	Per share amount: Diluted
Mark-to-market (pre-tax)	$24	$(11)	$(14)	$—	$(3)	$—	$—	$(17)	$(0.05)
Separation costs (pre-tax)	2	7	(9)	—	—	—	—	(9)	(0.03)
Network optimization (pre-tax)	15	—	(15)	—	—	—	—	(15)	(0.04)
Proposed merger costs (pre-tax)	—	12	(12)	—	—	—	—	(12)	(0.04)
Income tax impact applicable to adjustments, net*	—	—	—	—	—	(9)	—	9	0.03
Foreign currency impact	(107)	(21)	(10)	1	—	(4)	1	(4)	(0.01)
Adjustments to adjusted basis	$(66)	$(12)	$(60)	$1	$(3)	$(13)	$1	$(48)	$(0.14)

	Year-to-date period ended June 29, 2024
(Results are unaudited)	Cost of goods sold	Selling, general and administrative expense	Operating profit	Interest Expense	Other income (expense)	Income taxes	Earnings (loss) from unconsolidated entities and noncontrolling interests	Total adjustments	Per share amount: Diluted
Mark-to-market (pre-tax)	$3	$(12)	$9	$—	$13	$—	$—	$22	$0.06
Separation costs (pre-tax)	3	16	(19)	—	—	—	—	(19)	(0.05)
Network optimization (pre-tax)	109	—	(109)	—	—	—	—	(109)	(0.32)
Business and portfolio realignment (pre-tax)	—	4	(4)	—	—	—	—	(4)	—
Income tax impact applicable to adjustments, net*	—	—	—	—	—	(25)	—	25	0.07
Adjustments to adjusted basis	$115	$8	$(123)	$—	$13	$(25)	$—	$(85)	$(0.25)
Note: Tables may not foot due to rounding.
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.
*Represents the estimated income tax effect on the reconciling items, using weighted-average statutory tax rates, depending upon the applicable jurisdiction.

Kellanova and Subsidiaries
Exhibit 3
Reconciliation of Non-GAAP Amounts - Reported Net Sales to Organic Net Sales

Quarter ended June 28, 2025
(millions)	North America	Europe	Latin America	AMEA	Corporate	Kellanova Consolidated
Reported net sales	$1,594	$651	$309	$648	$1	$3,203
Foreign currency impact	—	44	(22)	(21)	—	1
Organic net sales	$1,595	$606	$331	$670	$—	$3,202

Quarter ended June 29, 2024
(millions)	North America	Europe	Latin America	AMEA	Corporate	Kellanova Consolidated
Reported net sales	$1,658	$639	$333	$564	$(2)	$3,192
Divestitures	—	—	—	—	—	—
Organic net sales	$1,658	$639	$333	$564	$(2)	$3,192

% change - 2025 vs. 2024:
Reported growth	(3.8)%	1.8%	(7.4)%	15.0%	n/m	0.3%
Foreign currency impact	—%	6.9%	(6.6)%	(3.7)%	n/m	—%
Currency-neutral growth	(3.8)%	(5.1)%	(0.8)%	18.7%	n/m	0.3%
Divestitures	—%	—%	—%	—%	n/m	—%
Organic growth	(3.8)%	(5.1)%	(0.8)%	18.7%	n/m	0.3%
Volume (tonnage)	(3.8)%	(6.2)%	(4.6)%	20.3%	n/m	3.2%
Pricing/mix	—%	1.1%	3.8%	(1.6)%	n/m	(2.9)%
Note: Tables may not foot due to rounding.
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

Kellanova and Subsidiaries
Exhibit 4
Reconciliation of Non-GAAP Amounts - Reported Net Sales to Organic Net Sales

Year-to-date period ended June 28, 2025
(millions)	North America	Europe	Latin America	AMEA	Corporate	Kellanova Consolidated
Reported net sales	$3,213	$1,229	$575	$1,268	$—	$6,286
Foreign currency impact	(5)	35	(65)	(102)	—	(137)
Organic net sales	$3,218	$1,194	$640	$1,371	$—	$6,423

Year-to-date period ended June 29, 2024
(millions)	North America	Europe	Latin America	AMEA	Corporate	Kellanova Consolidated
Reported net sales	$3,346	$1,238	$647	$1,164	$(3)	$6,392
Divestitures	—	—	—	—	—	—
Organic net sales	$3,346	$1,238	$647	$1,164	$(3)	$6,392

% change - 2025 vs. 2024:
Reported growth	(4.0)%	(0.7)%	(11.2)%	9.0%	n/m	(1.7)%
Foreign currency impact	(0.2)%	2.8%	(10.1)%	(8.7)%	n/m	(2.2)%
Currency-neutral growth	(3.8)%	(3.5)%	(1.1)%	17.7%	n/m	0.5%
Divestitures	—%	—%	—%	—%	n/m	—%
Organic growth	(3.8)%	(3.5)%	(1.1)%	17.7%	n/m	0.5%
Volume (tonnage)	(3.3)%	(4.8)%	(5.3)%	9.3%	n/m	0.3%
Pricing/mix	(0.5)%	1.3%	4.2%	8.4%	n/m	0.2%
Note: Tables may not foot due to rounding.
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

Kellanova and Subsidiaries
Exhibit 5
Reconciliation of Non-GAAP Amounts - Reported Gross Profit to Currency-Neutral Adjusted Gross Profit

	Quarter ended		Year-to-date period ended
	June 28, 2025	June 29, 2024	June 28, 2025	June 29, 2024
Reported gross profit	$1,090	$1,161	$2,149	$2,192
Mark-to-market	(16)	7	(24)	(3)
Separation costs	(1)	(1)	(2)	(3)
Network optimization	(8)	(9)	(15)	(109)
Adjusted gross profit	1,114	1,164	2,190	2,307
Foreign currency impact	5	—	(31)	—
Currency-neutral adjusted gross profit	$1,110	$1,164	$2,221	$2,307
Note: Tables may not foot due to rounding.
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

Kellanova and Subsidiaries
Exhibit 6
Reconciliation of Non-GAAP Amounts - Reported Gross Margin to Currency-Neutral Adjusted Gross Margin

	Quarter ended		Year-to-date period ended
	June 28, 2025	June 29, 2024	June 28, 2025	June 29, 2024
Reported gross margin	34.0%	36.4%	34.2%	34.3%
Mark-to-market	(0.5)%	0.2%	(0.4)%	—%
Separation costs	—%	—%	—%	(0.1)%
Network optimization	(0.3)%	(0.3)%	(0.2)%	(1.7)%
Adjusted gross margin	34.8%	36.5%	34.8%	36.1%
Foreign currency impact	0.1%	—%	0.2%	—%
Currency-neutral adjusted gross margin	34.7%	36.5%	34.6%	36.1%
Note: Tables may not foot due to rounding.
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

Kellanova and Subsidiaries
Exhibit 7
Reconciliation of Non-GAAP Amounts - Reported Operating Profit to Currency-Neutral Adjusted Operating Profit

Quarter ended June 28, 2025
(millions)	North America	Europe	Latin America	AMEA	Corporate	Kellanova Consolidated
Reported operating profit	$335	$92	$36	$63	$(88)	$438
Mark-to-market	—	—	(2)	—	(19)	(21)
Separation costs	(2)	—	—	—	(1)	(3)
Network optimization	(1)	(8)	—	—	—	(8)
Proposed merger costs	—	—	—	—	(6)	(7)
Business and portfolio realignment	—	—	—	—	—	—
Adjusted operating profit	$338	$100	$37	$63	$(61)	$477
Foreign currency impact	—	7	(3)	(1)	1	3
Currency-neutral adjusted operating profit	$338	$93	$40	$64	$(62)	$473

Quarter ended June 29, 2024
(millions)	North America	Europe	Latin America	AMEA	Corporate	Kellanova Consolidated
Reported operating profit	$339	$111	$46	$60	$(63)	$493
Mark-to-market	—	—	4	—	6	10
Separation costs	(5)	—	—	—	(1)	(6)
Network optimization	(10)	1	—	—	—	(9)
Business and portfolio realignment	(4)	—	—	—	—	(4)
Adjusted operating profit	$358	$110	$42	$60	$(68)	$502

% change - 2025 vs. 2024:
Reported growth	(1.2)%	(17)%	(21.4)%	5.3%	(40.3)%	(11.2)%
Mark-to-market	—%	—%	(10.4)%	—%	(40.8)%	(6.2)%
Separation costs	0.8%	—%	—%	—%	—%	0.6%
Network optimization	2.5%	(8)%	—%	—%	—%	(0.1)%
Proposed merger costs	—%	(0.1)%	(0.1)%	—%	(9.5)%	(1.3)%
Business and portfolio realignment	1.1%	—%	0.4%	(0.1)%	0.4%	0.8%
Adjusted growth	(5.6)%	(9.3)%	(11.3)%	5.4%	9.6%	(5.0)%
Foreign currency impact	(0.1)%	6.6%	(7.6)%	(2.1)%	0.8%	0.7%
Currency-neutral adjusted growth	(5.5)%	(15.9)%	(3.7)%	7.5%	8.8%	(5.7)%
Note: Tables may not foot due to rounding.
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

Kellanova and Subsidiaries
Exhibit 8
Reconciliation of Non-GAAP Amounts - Reported Operating Profit to Currency-Neutral Adjusted Operating Profit

Year-to-date period ended June 28, 2025
(millions)	North America	Europe	Latin America	AMEA	Corporate	Kellanova Consolidated
Reported operating profit	$640	$183	$54	$136	$(146)	$868
Mark-to-market	—	—	(6)	—	(8)	(14)
Separation costs	(7)	—	—	—	(2)	(9)
Network optimization	(1)	(14)	—	—	—	(15)
Proposed merger costs	—	—	—	—	(12)	(12)
Business and portfolio realignment	—	—	—	—	(1)	—
Adjusted operating profit	$648	$197	$60	$137	$(123)	$918
Foreign currency impact	—	6	(7)	(10)	1	(10)
Currency-neutral adjusted operating profit	$648	$190	$67	$146	$(124)	$928

Year-to-date period ended June 29, 2024
(millions)	North America	Europe	Latin America	AMEA	Corporate	Kellanova Consolidated
Reported operating profit	$674	$139	$73	$135	$(135)	$886
Mark-to-market	—	—	5	—	4	9
Separation costs	(15)	—	—	—	(4)	(19)
Network optimization	(40)	(69)	—	—	—	(109)
Business and portfolio realignment	(4)	—	—	—	—	(4)
Adjusted operating profit	$733	$208	$68	$135	$(135)	$1,009

% change - 2025 vs. 2024:
Reported growth	(5.1)%	31.6%	(25.2)%	1.4%	(8.5)%	(2.1)%
Mark-to-market	—%	—%	(14.6)%	—%	(8.6)%	(2.6)%
Separation costs	1.1%	—%	(0.2)%	—%	1.0%	1.1%
Network optimization	5.0%	37.1%	—%	—%	—%	9.3%
Proposed merger costs	—%	(0.1)%	(0.1)%	—%	(8.9)%	(1.2)%
Business and portfolio realignment	0.6%	—%	0.3%	(0.1)%	(0.2)%	0.4%
Adjusted growth	(11.8)%	(5.4)%	(10.6)%	1.5%	8.2%	(9.1)%
Foreign currency impact	(0.1)%	3.0%	(11.0)%	(7.2)%	1.0%	(1.0)%
Currency-neutral adjusted growth	(11.7)%	(8.4)%	0.4%	8.7%	7.2%	(8.1)%
Note: Tables may not foot due to rounding.
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

Kellanova and Subsidiaries
Exhibit 9
Reconciliation of Non-GAAP Amounts - Reported Operating Margin to Currency-Neutral Adjusted Operating Margin

	Quarter ended		Year-to-date period ended
	June 28, 2025	June 29, 2024	June 28, 2025	June 29, 2024
Reported operating margin	13.7%	15.4%	13.8%	13.9%
Mark-to-market	(0.6)%	0.3%	(0.2)%	0.2%
Separation costs	(0.1)%	(0.2)%	(0.2)%	(0.3)%
Network optimization	(0.3)%	(0.3)%	(0.2)%	(1.7)%
Proposed merger costs	(0.2)%	—%	(0.2)%	—%
Business and portfolio realignment	—%	(0.1)%	—%	(0.1)%
Adjusted operating margin	14.9%	15.7%	14.6%	15.8%
Foreign currency impact	0.1%	—%	0.2%	—%
Currency-neutral adjusted operating margin	14.8%	15.7%	14.4%	15.8%
Note: Tables may not foot due to rounding.
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

Kellanova and Subsidiaries
Exhibit 10
Reconciliation of Non-GAAP Amounts - Reported Other Income (Expense) to Adjusted Other Income (Expense)

	Quarter ended		Year-to-date period ended
	June 28, 2025	June 29, 2024	June 28, 2025	June 29, 2024
Reported other income (expense)	$9	$33	$20	$76
Mark-to-market	(1)	—	(3)	13
Adjusted other income (expense)	$10	$33	$23	$63
Note: Tables may not foot due to rounding.
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

Kellanova and Subsidiaries
Exhibit 11
Reconciliation of Non-GAAP Amounts - Reported Income Taxes to Adjusted Income Taxes and Reported Effective Tax Rate to Adjusted Effective Tax Rate

	Quarter ended		Year-to-date period ended
	June 28, 2025	June 29, 2024	June 28, 2025	June 29, 2024
Reported income taxes	$83	$97	$156	$179
Mark-to-market	(5)	3	(4)	6
Separation costs	—	(1)	(1)	(4)
Network optimization	(2)	(5)	(3)	(26)
Proposed merger costs	—	—	(2)	—
Business and portfolio realignment	—	(1)	1	(1)
Adjusted income taxes	$91	$101	$165	$204
Reported effective tax rate	21.7%	21.9%	20.5%	22.5%
Mark-to-market	(0.2)%	0.1%	(0.1)%	0.1%
Separation costs	0.3%	—%	0.2%	0.1%
Network optimization	—%	(0.6)%	(0.1)%	(0.2)%
Proposed merger costs	0.2%	—%	0.1%	—%
Business and portfolio realignment	—%	—%	0.1%	—%
Adjusted effective tax rate	21.4%	22.4%	20.2%	22.5%
Note: Tables may not foot due to rounding
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

Kellanova and Subsidiaries
Exhibit 12
Reconciliation of Non-GAAP Amounts - Reported Diluted Earnings Per Share to Currency-Neutral Adjusted Diluted Earnings Per Share

	Quarter ended		Year-to-date period ended
	June 28, 2025	June 29, 2024	June 28, 2025	June 29, 2024
Reported EPS	$0.85	$1.00	$1.72	$1.78
Mark-to-market (pre-tax)	(0.06)	0.03	(0.05)	0.06
Separation costs (pre-tax)	(0.01)	(0.02)	(0.03)	(0.05)
Network optimization (pre-tax)	(0.02)	(0.03)	(0.04)	(0.32)
Proposed merger costs (pre-tax)	(0.02)	—	(0.04)	—
Business and portfolio realignment (pre-tax)	—	—	—	—
Income tax impact applicable to adjustments, net*	0.02	0.01	0.03	0.07
Adjusted EPS	$0.94	$1.01	$1.85	$2.02
Foreign currency impact	0.01	—	(0.01)	—
Currency-neutral adjusted EPS	$0.93	$1.01	$1.86	$2.02
Currency-neutral adjusted EPS growth	(7.9)%		(7.9)%
Note: Tables may not foot due to rounding.
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.
*Represents the estimated income tax effect on the reconciling items, using weighted-average statutory tax rates, depending upon the applicable jurisdiction.

Kellanova and Subsidiaries
Exhibit 13
Reconciliation of Non-GAAP Amounts - Reported Net Sales Growth to Organic Net Sales Growth

Net sales % change - second quarter 2025 vs. 2024:
	Reported Net Sales	Foreign Currency	Currency-Neutral Net Sales	Divestitures	Organic Net Sales
North America
Snacks	(4.1)%	—%	(4.1)%	—%	(4.1)%
Frozen	(2.6)%	—%	(2.6)%	—%	(2.6)%
Europe
Snacks	0.6%	6.8%	(6.2)%	—%	(6.2)%
Cereal	3.5%	7.1%	(3.6)%	—%	(3.6)%
Latin America
Snacks	3.6%	(5.2)%	8.8%	—%	8.8%
Cereal	(14.0)%	(7.5)%	(6.5)%	—%	(6.5)%
AMEA
Snacks	(7.1)%	0.5%	(7.6)%	—%	(7.6)%
Cereal	1.9%	(0.1)%	2.0%	—%	2.0%
Noodles and other	52.0%	(12.1)%	64.1%	—%	64.1%

Kellanova and Subsidiaries
Exhibit 14
Reconciliation of Non-GAAP Amounts - Reported Net Sales Growth to Organic Net Sales Growth

Net sales % change - second quarter year-to-date 2025 vs. 2024:
	Reported Net Sales	Foreign Currency	Currency-Neutral Net Sales	Divestitures	Organic Net Sales
North America
Snacks	(4.5)%	(0.1)%	(4.4)%	—%	(4.4)%
Frozen	(1.1)%	(0.3)%	(0.8)%	—%	(0.8)%
Europe
Snacks	(2.6)%	2.9%	(5.5)%	—%	(5.5)%
Cereal	1.8%	2.7%	(0.9)%	—%	(0.9)%
Latin America
Snacks	(2.3)%	(8.6)%	6.3%	—%	6.3%
Cereal	(16.2)%	(11.0)%	(5.2)%	—%	(5.2)%
AMEA
Snacks	(8.6)%	(1.4)%	(7.2)%	—%	(7.2)%
Cereal	(0.1)%	(2.2)%	2.1%	—%	2.1%
Noodles and other	35.0%	(22.7)%	57.7%	—%	57.7%

Kellanova and Subsidiaries
Exhibit 15
Reconciliation of Non-GAAP Amounts - Net Debt

(millions, unaudited)	June 28, 2025	December 28, 2024
Notes payable	$780	$113
Current maturities of long-term debt	758	632
Long-term debt	4,341	4,998
Total debt liabilities	5,879	5,743
Less:
Cash and cash equivalents	354	694
Net debt	$5,525	$5,049

Significant items impacting comparability

Mark-to-market
We recognize mark-to-market adjustments for pension and postretirement benefit plans, commodity contracts, and certain foreign currency contracts as incurred. Actuarial gains/losses for pension plans are recognized in the year they occur. Mark-to-market gains/losses for certain equity investments are recorded based on observable price changes. Changes between contract and market prices for commodity contracts and certain foreign currency contracts result in gains/losses that are recognized in the quarter they occur. We recorded a pre-tax mark-to-market loss of $21 million and $17 million for the quarter and year-to-date period ended June 28, 2025, respectively. We recorded a pre-tax mark-to-market gain of $10 million and $22 million for the quarter and year-to-date periods ended June 29, 2024, respectively.

Separation costs
The Company successfully completed the separation transaction on October 2, 2023. We incurred pre-tax charges related to the separation of $3 million and $9 million for the quarter and year-to-date periods ended June 28, 2025, respectively. We incurred pre-tax charge of $6 million and $19 million for the quarter and year-to-date periods ended June 29, 2024, respectively.

Network optimization
Costs related to reorganizations to increase the productivity and efficiency of the Company's supply chain. As a result, we incurred pre-tax charges, primarily related to severance and asset impairment, of $8 million and $15 million for the quarter and year-to-date periods ended June 28, 2025, respectively. We recorded pre-tax charges of $9 million and $109 million for the quarter and year-to-date periods ended June 29, 2024, respectively.

Proposed merger costs
In August 2024, the Company entered into a definitive agreement under which Mars has agreed to acquire Kellanova, subject to customary closing conditions, including the receipt of required regulatory approvals. In conjunction with the agreement, we incurred pre-tax charges, primarily related to legal and consulting costs, of $7 million and $12 million for the quarter and year-to-date periods ended June 28, 2025, respectively.

Business and portfolio realignment
Costs related to reorganizations in support of our Deploy for Growth priorities and a reshaped portfolio; investments in enhancing capabilities prioritized by our Deploy for Growth strategy; and prospective divestitures and acquisitions. As a result, we recorded pre-tax charges, primarily related to reorganizations, of $4 million for the quarter and year-to-date period ended June 29, 2024.

Foreign currency translation
We evaluate the operating results of our business on a currency-neutral basis. We determine currency-neutral operating results by dividing or multiplying, as appropriate, the current-period local currency operating results by the currency exchange rates used to translate our financial statements in the comparable prior-year period to determine what the current period U.S. dollar operating results would have been if the currency exchange rate had not changed from the comparable prior-year period.